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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2007 ( January 31, 2007)

STRATECO RESOURCES INC

 (Exact name of small business issuer as specified in its charter)

Québec, Canada

0-49942

N/A

State or other jurisdiction of

Commission File Number

(IRS Employer

incorporation

:

Identification No.)

1225 Gay-Lussac Street, Boucherville, Québec, J413 7KI (450) 641-0775

(Address and telephone number of registrant's principal executive offices and principal place of business

N/A

(Former name, former address and former fiscal year, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-1 2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b» [ 1 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

DOCUMENTS INCORPORATED BY REFERENCE

None

Item 3.02 Unregistered Sales of Equity

On January, 31, 2007, Strateco Resources Inc. (“Strateco”) has completed a private placement of 9,620,000 units (the “Units”) of Strateco at a price of Cdn$2.60 per Unit (the “Issue Price”) for gross proceeds of Cdn$25,012,000.

Each Unit is comprised of one common share (a “Unit Share”) of Strateco and one-half of one common share purchase warrant (each whole common share purchase warrant, a “Warrant”). Each Warrant entitles the holder to purchase one common share at a price of Cdn$3.50 until January 31, 2009. At any time after June 1, 2007, if the closing price of the common shares of Strateco is equal to or greater than Cdn$4.50 for 20 consecutive trading days, upon 30 days notice from Strateco, it may accelerate the expiry of the Warrants.

The brokered private placement was completed by a syndicate of underwriters led by Orion Securities Inc. and included Dundee Securities Corporation, Blackmont Capital Inc. and Sprott Securities Inc. (collectively the “Underwriters”).  In connection with the private placement, the Underwriters received a cash commission equal to 6.0% of the gross proceeds of the private placement for an amount of $1,500,720.  The Underwriters also received 577,200 compensation options (the “Compensation Options”) equal to 6.0% of the total number of Units sold, each Compensation Option entitles the Underwriters to purchase one Unit at the Issue Price until January 31, 2009.

Strateco will use the net proceeds from the private placement to fund the further exploration of the Matoush and Mont-Laurier uranium projects in Québec, Canada and for working capital purposes.

The Unit Shares, the Warrants and the common shares to be issued on the exercise of the Warrants will be subject to a sale restricted period until June 1, 2007.

The number of common shares issued pursuant to this private placement represents 9% of the 106,325,867 outstanding common shares in circulation after the realization of this private placement.

No form of general solicitation or general advertising, as such term is defined under the U.S. Securities Act (including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or any seminar or meeting whose attendees had been invited by general solicitation or general advertising), was used by the Company or. to the best of its knowledge, any other person acting on behalf of the Company on, in respect of or in connection with the offer and sale of the Units in the United States or elsewhere or to citizens or residents of the United States or elsewhere.

Neither the Company nor any person authorized to act on its behalf has sold or offered for sale any Units or solicited any offers to buy any Units in violation of Section 5 of the U.S. Securities Act or Canadian or ocher securities laws. The transactions were exempt from the registration requirements of the U.S. Securities Act and all other applicable securities laws, including Canadian securities laws.

The Units were sold in the United States only to Accredited Investors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors

On November 8, 2006, Mrs Francine Bélanger who was a director and member of the Audit Committee of Strateco Resources Inc. (“the Company”) was deceased.

As of January 18, 2007, Mr. Claude Hubert gave his resignation as director and member of the Audit Committee.

On January 23, 2007, pursuant to by-laws, the Company may appoint new directors between the Annual Meetings of the Company whenever the post becomes vacant. Pursuant to this authorization the Company appointed Mr. Henri Lanctôt who is Secretary of the Company as a new director to replace Mr. Claude Hubert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATECO RESOURCES INC.

_____________________________________

 (Registrant)

Date: February 5, 2007

// (signed) Guy Hébert

_____________________________________

(Signature) Guy Hébert, President and CEO